Exhibit 99.1
N e w s    R e l e a s e
Contacts:
At InSight:
Kip Hallman
President & CEO
Keith S. Kelson
Executive Vice President & CFO
(949) 282-6000
INSIGHT HEALTH SERVICES HOLDINGS CORP.
REPORTS THIRD QUARTER FISCAL 2009 RESULTS
o	Adjusted EBITDA of $8.5 million, includes $1.3 million of non-recurring charges, on revenues of $53.5 million

o	Adjusted EBITDA increased 47.7% from third quarter of fiscal 2008

o	At quarter end, $39.7 million of cash on hand

o	Repurchased $9.0 million in principal amount of floating rate notes
     LAKE FOREST, Calif. ... May 15, 2009 ... InSight Health Services Holdings Corp. (“InSight”) (OTCBB: ISGT) today announced financial results for its third quarter ended March 31, 2009.
     Upon its emergence from chapter 11, InSight adopted fresh-start reporting in accordance with American Institute of Certified Public Accountants’ Statement of Position 90-7. The adoption of fresh-start reporting resulted in InSight becoming a new entity for financial reporting purposes. Accordingly, InSight’s condensed consolidated financial statements on or after August 1, 2007 are not comparable to InSight’s condensed consolidated financial statements prior to that date. The adoption of fresh-start reporting primarily affected depreciation and amortization and interest expense in the condensed consolidated statements of operations. The accompanying condensed consolidated statements of operations for the nine months ended March 31, 2008 combine the results of operations for the one month ended July 31, 2007 of the predecessor entity and the eight months ended March 31, 2008 of the successor entity. The combined results of operations are then compared with nine months ended March 31, 2009.

     InSight believes the combined results of operations for the nine months ended March 31, 2008 provide management and investors with a more meaningful perspective of its financial performance and operating trends than if it did not combine the results of operations of the predecessor entity and the successor entity in this manner. Similarly, InSight combines the financial results of the predecessor entity and the successor entity when discussing sources and uses of cash for the nine months ended March 31, 2008.
     InSight further reported that revenues decreased 18.2% from approximately $65.4 million for the three months ended March 31, 2008, to approximately $53.5 million for the three months ended March 31, 2009. Revenues from fixed operations decreased approximately 24.8% from approximately $41.9 million for the three months ended March 31, 2008, to approximately $31.5 million for the three months ended March 31, 2009, principally due to the disposition of imaging centers. Revenues from mobile operations decreased approximately 6.4% from approximately $23.5 million for the three months ended March 31, 2008, to approximately $22.0 million for the three months ended March 31, 2009 principally due to a reduction in reimbursement from InSight’s mobile customers, coupled with a decline in accounts served.
     Revenues decreased approximately 12.2% from approximately $200.2 million for the nine months ended March 31, 2008, to approximately $175.7 million for the nine months ended March 31, 2009. Revenues from fixed operations decreased approximately 16.7% from approximately $128.4 million for the nine months ended March 31, 2008, to approximately $106.9 million for the nine months ended March 31, 2009 primarily due to the disposition of imaging centers. Revenues from mobile operations decreased approximately 4.2% from approximately $71.7 million for the nine months ended March 31, 2008, to approximately $68.7 million for the nine months ended March 31, 2009 mainly due to a reduction in reimbursement from InSight’s mobile customers, coupled with a decline in accounts served.
     Net cash provided by operating activities was approximately $10.2 million for the nine months ended March 31, 2009 and resulted primarily from Adjusted EBITDA (see discussion of Adjusted EBITDA below) of approximately $29.6 million less approximately $20.4 million of cash paid for interest and cash paid for taxes of approximately $0.3 million offset by various changes in InSight’s balance sheet accounts, primarily deferred income taxes and net distributions from its unconsolidated partnerships.
     At March 31, 2009, InSight had approximately $39.7 million in cash, cash equivalents and restricted cash (including approximately $21.7 million that was subject to the lien for the benefit of the senior secured floating rate notes), and approximately $11.8 million of availability under its revolving credit facility, based on its borrowing base. At March 31, 2009, there were no borrowings outstanding under the credit facility; however, there were letters of credit of approximately $1.9 million outstanding under the credit facility.

     Adjusted EBITDA increased approximately 47.7% from approximately $5.8 million for the three months ended March 31, 2008, to approximately $8.5 million for the three months ended March 31, 2009 and decreased 4.9% from approximately $31.1 million for the nine months ended March 31, 2008, to approximately $29.6 million for the nine months ended March 31, 2009. Adjusted EBITDA for the three months ended March 31, 2009 decreased approximately 8.6% from approximately $9.3 million for the three months ended December 31, 2008. Adjusted EBITDA for the three months ended March 31, 2009 includes $1.3 million of non-recurring charges relating to a contingent non-income tax liability, which InSight is disputing, and severance costs. Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization, excluding impairment of intangible assets, gain on sales of centers, reorganization items, net and gain on purchase of notes payable.
     Adjusted EBITDA has been included because InSight believes that it is a useful tool for it and its investors to measure its ability to provide cash flows to meet debt service, capital projects and working capital requirements. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, income from company operations or other traditional indicators of operating performance and cash flow from operating activities determined in accordance with accounting principles generally accepted in the United States. InSight presents the discussion of Adjusted EBITDA because covenants in the agreements governing its material indebtedness contain ratios based on this measure. While Adjusted EBITDA is used as a measure of liquidity and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculations. For a reconciliation of net cash provided by operating activities to Adjusted EBITDA, see the table below.
InSight will host a conference call to discuss results for its third quarter ended March 31, 2009, on Tuesday, May 19, 2009, at 10:00 a.m. Pacific Daylight Time. Kip Hallman, President and Chief Executive Officer, and Keith S. Kelson, Executive Vice President and Chief Financial Officer, will host the conference call. To participate by telephone, please dial 877-941-6010 or 480-629-9771 ten minutes prior to the scheduled call.
Safe Harbor
     The foregoing contains forward-looking statements regarding InSight. They reflect InSight’s current views with respect to current events and financial performance, are subject to many risks, uncertainties and factors relating to InSight’s operations and business environment which may cause the actual results of InSight to be materially different from any future results, express or implied by such forward-looking statements. InSight intends that such forward-looking statements be subject to the Safe Harbor created by Section 27(a) of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. The words and phrases “expect,” “estimate,” and “anticipate” and similar expressions identify forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) InSight’s ability to successfully implement its core market strategy; (ii) overcapacity and competition in InSight’s markets; (iii) reductions, limitations and delays in reimbursement by third-party payors; (iv) contract renewals and financial stability of customers; (v) changes in the nature of commercial health care insurance arrangements, so that individuals bear greater financial responsibility through high deductible plans, co-insurance and co-payments (vi) conditions within the healthcare environment; (vii) the potential for rapid and significant changes in technology and their effect on InSight’s operations; (viii) operating, legal, governmental (including changes in the federal administration) and regulatory risks; (ix) conditions within the capital markets, including liquidity and interest rates, and (x) economic (including financial and employment market conditions), political and competitive forces affecting InSight’s business, and the country’s economic condition as whole.
About InSight
     InSight, headquartered in Lake Forest, California, is a provider of diagnostic imaging services through a network of fixed-site centers and mobile facilities. InSight serves a diverse portfolio of customers, including healthcare providers, such as hospitals and physicians, and payors, such as managed care organizations, Medicare, Medicaid and insurance companies, in over 30 states, including the following targeted regional markets: California, Arizona, New England, the Carolinas, Florida and the Mid-Atlantic states. As of March 31, 2009, InSight’s network consists of 61 fixed-site centers and 114 mobile facilities.
For more information, please visit www.insighthealth.com.

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Amounts in thousands, except per share data)

	Successor		Predecessor
	Nine	Eight	One
	Months	Months	Month
	Ended	Ended	Ended
	March 31,	March 31,	July 31,
	2009	2008	2007
REVENUES:
Contract services	$81,478	$78,685	$10,051
Patient services	94,219	99,128	12,311

Total revenues	175,697	177,813	22,362

COSTS OF OPERATIONS:
Costs of services	118,937	124,023	14,933
Provision for doubtful accounts	3,311	4,329	389
Equipment leases	8,348	6,418	760
Depreciation and amortization	35,192	39,657	4,468

Total costs of operations	165,788	174,427	20,550

CORPORATE OPERATING EXPENSES	(17,238)	(17,888)	(1,678)

EQUITY IN EARNINGS OF UNCONSOLIDATED PARTNERSHIPS	1,722	1,163	174

INTEREST EXPENSE, net	(23,231)	(24,457)	(2,918)

GAIN ON SALES OF CENTERS	7,689	—	—

GAIN ON PURCHASE OF NOTES PAYABLE	6,788	—	—

IMPAIRMENT OF INTANGIBLE ASSETS	(4,600)	—	—

Loss before reorganization items and income taxes	(18,961)	(37,796)	(2,610)

REORGANIZATION ITEMS, net	—	—	198,998

(Loss) income before income taxes	(18,961)	(37,796)	196,388

(BENEFIT) PROVISION FOR INCOME TAXES	(1,552)	3,618	62

Net (loss) income	$(17,409)	$(41,414)	$196,326

Basic and diluted (loss) income per common share	$(2.01)	$(4.79)	$227.23

Weighted average number of basic and diluted common shares outstanding	8,644	8,644	864

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Amounts in thousands, except per share data)

	Three	Three
	Months	Months
	Ended	Ended
	March 31,	March 31,
	2009	2008
REVENUES:
Contract services	$25,330	$29,074
Patient services	28,162	36,311

Total revenues	53,492	65,385

COSTS OF OPERATIONS:
Costs of services	35,861	47,025
Provision for doubtful accounts	975	1,984
Equipment leases	2,632	2,627
Depreciation and amortization	10,754	15,106

Total costs of operations	50,222	66,742

CORPORATE OPERATING EXPENSES	(6,111)	(8,461)

EQUITY IN EARNINGS OF UNCONSOLIDATED PARTNERSHIPS	614	485

INTEREST EXPENSE, net	(7,282)	(8,686)

GAIN ON SALES OF CENTERS	701	—

GAIN ON PURCHASE OF NOTES PAYABLE	5,542	—

(Loss) income before income taxes	(3,266)	(18,019)

PROVISION FOR INCOME TAXES	140	1,357

Net loss	$(3,406)	$(19,376)

Basic and diluted loss per common share	$(0.39)	$(2.24)

Weighted average number of basic and diluted common shares outstanding	8,644	8,644

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Amounts in thousands)

	Successor		Predecessor
	Nine	Eight	One
	Months	Months	Month
	Ended	Ended	Ended
	March 31,	March 31,	July 31,
	2009	2008	2007
OPERATING ACTIVITIES:
Net (loss) income	$(17,409)	$(41,414)	$196,326
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Cash used for reorganization items	—	4,764	3,263
Noncash reorganization items	—	—	(207,025)
Depreciation and amortization	35,192	39,657	4,468
Amortization of bond discount	4,005	3,245	—
Amortization of deferred financing costs	—	—	145
Share-based compensation	55	—	—
Equity in earnings of unconsolidated partnerships	(1,722)	(1,163)	(174)
Distributions from unconsolidated partnerships	2,005	1,985	58
Gain on sales of centers	(7,689)	—	—
Gain on purchase of notes payable	(6,788)	—	—
Impairment of intangible assets	4,600	—	—
Deferred income taxes	(2,041)	3,122	—
Cash provided by (used in) changes in operating assets and liabilities:
Trade accounts receivables, net	7,584	4,793	510
Other current assets	(2,414)	(2,012)	387
Accounts payable and other accrued expenses	(5,189)	(3,399)	(1,534)

Net cash provided by (used in) operating activities before reorganization items	10,189	9,578	(3,576)

Cash used for reorganization items	—	(4,764)	(3,263)

Net cash provided by (used in) operating activities	10,189	4,814	(6,839)

INVESTING ACTIVITIES:
Proceeds from sales of centers, net of cash sold	19,720	—	—
Additions to property and equipment	(13,458)	(4,812)	—
Increase in restricted cash	(13,626)	—	—
Other	—	(113)	181

Net cash (used in) provided by investing activities	(7,364)	(4,925)	181

FINANCING ACTIVITIES:
Principal payments of notes payable and capital lease obligations	(1,693)	(2,908)	(470)
Purchase of floating rate notes	(4,152)	—	—
Principal payments on credit facility	—	—	(5,000)
Proceeds from issuance of notes payable	—	—	12,768

Net cash (used in) provided by financing activities	(5,845)	(2,908)	7,298

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS:	(3,020)	(3,019)	640
Cash, beginning of period	21,002	21,472	20,832

Cash, end of period	$17,982	$18,453	$21,472

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$20,386	$17,068	$8,184
Income taxes paid	277	459	—
Equipment additions under capital leases	—	3,338	—
Non-cash acquisition	884	—	—

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA (Unaudited)
(Amounts in thousands)

	Nine Months Ended		Three Months Ended
	March 31,		March 31,
	2009	2008	2009	2008
	(Successor)	(Combined)	(Successor)
Net cash provided by operating activities	$10,189	$(2,025)	$1,082	$(4,388)
Cash used for reorganization items	—	8,027	—	304
Provision for income taxes	(1,552)	3,680	140	1,357
Interest expense, net	23,231	27,375	7,282	8,686
Amortization of bond discount	(4,005)	(3,245)	(1,358)	(1,244)
Share-based compensation	(55)	—	(18)	—
Amortization of deferred financing costs	—	(145)	—	—
Equity in earnings of unconsolidated partnerships	1,722	1,337	614	485
Distributions from unconsolidated partnerships	(2,005)	(2,043)	(568)	(781)
Net change in operating assets and liabilities	19	1,255	1,429	2,525
Net change in deferred income taxes	2,041	(3,122)	(76)	(1,171)

Adjusted EBITDA	$29,585	$31,094	$8,527	$5,773

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET INFORMATION (Unaudited)
(Amounts in thousands)

	March 31,	June 30,
	2009	2008
Cash and cash equivalents	$17,982	$21,002
Trade accounts receivables, net	25,864	34,494
Property and equipment, net	82,907	113,684
Cash, restricted	21,698	8,072
Other intangible assets, net	17,665	24,370
Total assets	183,567	217,691
Accounts payable and accrued expenses	32,627	33,121
Notes payable, including current maturities	288,183	295,348
Capital leases, including current maturities	4,584	6,374
Total stockholders’ deficit	(151,789)	(130,712)